Exhibit 10.1
                                                     ------------



              UAL CORPORATION 1995 DIRECTORS PLAN
              -----------------------------------
                    as amended June 26, 1997




                       TABLE OF CONTENTS
                       -----------------

                                                            Page No.
                                                            -------
1.   General                                                   1

     1.1  Purpose, History and Effective Date                  1
     1.2  Participation                                        1
     1.3  Administration                                       1
     1.4  Shares Subject to the Plan                           2
     1.5  Compliance with Applicable Laws                      2
     1.6  Director and Shareholder Status                      3
     1.7  Definition of Fair Market Value                      3
     1.8  Source of Payments                                   3
     1.9  Nonassignment                                        3
     1.10 Elections                                            3

2.   Awards                                                    3

     2.1  Formula Stock Awards                                 3
     2.2  Deferred Stock Units                                 4

3.   Receipt of Stock in Lieu of Eligible Cash Fees            4

     3.1  Election to Receive Stock                            4
     3.2  Revocation of Election to Receive Stock              5
     3.3  Election Pursuant to Retirement Plan Resolutions     5
     3.4  Equivalent Amount of Stock                           5

4.   Deferral Elections                                        6

     4.1  Deferrals of Fees                                    6
     4.2  Deferral of Stock Awards and Deferred Stock Units    7
     4.3  Crediting and Adjustment of Deferred Amounts         8
     4.4  Payment of Deferred Compensation Account            10
     4.5  Payments in the Event of Death                      11
     4.6  Multiple Distribution Dates                         11

5.   Amendment and Termination                                12


                         UAL CORPORATION
                       1995 DIRECTORS PLAN
                       -------------------

                            SECTION 1
                            ---------

                             General
                             -------

     1.1. Purpose, History and Effective Date. UAL Corporation (the "Company") maintains the UAL Corporation 1992 Stock Plan for Outside Directors (the "Prior Plan") which provides certain benefits to non-employee directors of the Company. In order to
(i) encourage stock ownership by directors to further align their interests with those of the stockholders of the Company, while at the same time providing flexibility for directors who, due to their individual circumstances, may be unable to take stock in lieu of cash compensation, and (ii) add certain deferral features for fees and stock awards and other items of cash compensation as determined by the Board of Directors, the Company has authorized a variety of compensation alternatives, including those set forth in the Prior Plan, that will be available to Outside Directors under a new plan to be known as the UAL Corporation 1995 Directors Plan (the "Plan"). The Plan and any and all amendments thereto shall be effective immediately upon the respective approval thereof by the Board of Directors, except that subsections 1.4, 1.5, 1.7, 1.8, 2.1, 3.1, 3.2 and 3.4 and all
references to Stock Awards, Stock Deferrals and the Company Stock Subaccount shall be effective on July 3, 1995 (the "Effective Date"). Upon the Effective Date the Prior Plan shall be terminated (with prior stock deferrals thereunder being treated as deferrals under subsection 4.2 of the Plan).

     1.2. Participation. Only Outside Directors shall be eligible to participate in the Plan. As of any applicable date, an "Outside Director" is a person who is serving as a director of the Company who is not an employee of the Company or any subsidiary of the Company as of that date.

     1.3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Executive Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:

     (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

     (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any payment made hereunder; and

     (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan.

The Committee's determinations on matters within its control shall be conclusive and binding on the Company and all other persons. Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

     1.4. Shares Subject to the Plan. Shares of stock which may be distributed under the plan are shares of common stock of the Company, par value $.01 per share ("Stock"). The shares of Stock which shall be available for distribution pursuant to the Plan shall be treasury shares (including, in the discretion of the Company, shares purchased in the open market). The number of shares of Stock to be distributed pursuant to Outside Directors' elections to receive shares of Stock in lieu of Eligible Cash
Fees (as described in subsection 3.1) shall be determined in accordance with Section 3. The number of shares of Stock to be distributed pursuant to awards of Deferred Stock Units (as described in subsection 2.2) shall be determined in accordance with subsection 2.2. The number of shares of Stock to be distributed pursuant to Outside Directors' Deferral Elections (as described in Section 4) shall be determined in accordance with
Section 4. The number of shares of Stock which are available for awards under subsection 2.1 shall be 78,800 (1); provided, however, that:

-----

(1) Reflects adjustment to shares issuable under the Plan after giving effect to the stock split in the form of a 300% stock dividend effective as of that date and the issuance of 300 shares prior to that date.

-----

     (a) in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, the number and kind of shares of Stock available for awards under Section 2 and the annual awards of Stock and Deferred Stock Units provided thereunder shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment;

     (b) in determining what adjustment, if any, is appropriate pursuant to paragraph (a), the Committee may rely on the advice of such experts as they deem appropriate, including counsel, investment bankers and the accountants of the Company; and

     (c) no fractional shares shall be granted or authorized pursuant to any adjustment pursuant to paragraph (a), although cash payments may be authorized in lieu of fractional shares that may otherwise result from such an equitable adjustment.

     1.5. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted pursuant to this subsection 1.5, the certificates representing such shares may bear a legend referring to such restrictions.

     1.6. Director and Shareholder Status. The Plan will not give any person the right to continue as a director of the Company, or any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in a director (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the director (or such other person).

     1.7. Definition of Fair Market Value. The "Fair Market Value" of a share of Stock on any date shall be equal to the average of the high and low prices of a share of Stock reported for New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported.

     1.8. Source of Payments. Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to make payments or awards to directors (or other persons) or deliver Stock in the future in accordance with the terms of the Plan.

     1.9. Nonassignment. Neither a director's nor any other person's rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the director.

    1.10. Elections. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company's principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled thereto.


                           SECTION 2
                           ---------

                             Awards
                             ------

     2.1. Formula Stock Awards. As of the first business day of January each year after the Effective Date each Outside Director shall be awarded 400 (2) shares of Stock ("Stock Award").

-----

(2) Reflects adjustment to the 100 shares originally authorized after giving effect to the stock split in the form of a 300% stock dividend effective as of May 6, 1996.

-----

     2.2.  Deferred Stock Units.

     (a) As of December 31, 1997, and each December 31st thereafter, each person who was an Outside Director at any time during the calendar year ended that date shall be awarded a fixed number of deferred stock units (each such unit representing the right to receive a share of Stock at a future date) ("Deferred Stock Units") equal to the sum of (i) 139 (i.e., the result obtained by dividing $8,500 by the average Fair Market Value of a share of Stock for the twenty consecutive trading days ending December 31, 1996, and rounding to the nearest whole number), and (ii) the result obtained by dividing $2,200 by the average Fair Market Value of a share of Stock for the twenty consecutive trading days ending December 31, 1997, and rounding to the nearest whole number.

     (b) Beginning December 31, 1998, and on each December 31 thereafter, the amount of Deferred Stock Units awarded pursuant to the preceding paragraph (a) shall be increased by the number of Deferred Stock Units determined pursuant to clause (ii) of the preceding paragraph (a).

Notwithstanding the foregoing, the number of Deferred Stock Units awarded to an Outside Director who is not an Outside Director for the entire calendar year shall be prorated based on the number of whole calendar months he or she was an Outside Director during such calendar year.


                           SECTION 3
                           ---------

         Receipt of Stock in Lieu of Eligible Cash Fees
         ----------------------------------------------

     3.1. Election to Receive Stock. Subject to the terms and conditions of the Plan, including subsection 3.3, each Outside Director may elect to forego receipt of all or any portion of the Eligible Cash Fees (as defined below) payable to him or her during 1995 following the Effective Date (or payable during 1995 prior to the Effective Date and subject to a Deferral Election made in accordance with Section 4) and during any calendar year thereafter and instead to receive whole shares of Stock of equivalent value to the Eligible Cash Fees so foregone (determined in accordance with subsection 3.4). An election under this subsection 3.1 to have Eligible Cash Fees paid in shares of Stock shall be valid only if it is in writing, signed by the Outside Director, and filed with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee but, in any event:

     (a) at least six months prior to any date in 1995 following the Effective Date or, except as provided in subsection 3.3 below, subsequent years in which such Eligible Cash Fees would otherwise be payable; and

     (b) prior to January 1, 1995 with respect to any amounts payable during 1995 prior to the Effective Date and deferred pursuant to a Deferral Election made in accordance with Section 4.

For purposes of the Plan, the term "Eligible Cash Fees" means the retainer fees, meeting fees, committee fees, committee chair fees, and any other items of cash compensation as designated by the Board of Directors that would otherwise be payable to the Outside Director by the Company in cash as established, from time to time, by the Board or any committee thereof, including without limitation, the amounts credited to an Outside Director's Deferred Compensation Account (as hereinafter defined) pursuant to resolutions (the "Retirement Plan Resolutions") adopted by the Board on September 26, 1996 in respect of the cessation of benefit accruals under the UAL Corporation Retirement Plan for Outside Directors (the "Retirement Plan").

     3.2. Revocation of Election to Receive Stock. Once effective, an election pursuant to subsection 3.1 to receive Stock shall remain in effect for successive calendar years until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Outside Director and filed with the Committee and shall be effective, as to Eligible Cash Fees payable for services rendered during the calendar year next following the date on which it is received by the Committee, or such later date specified in such notice; provided, however, that no revision or revocation shall be effective, as to any Eligible Cash Fees otherwise receivable, prior to six months from the date it is made.

     3.3.  Election Pursuant to Retirement Plan Resolutions.
If no election to have Eligible Cash Fees which have been credited to an Outside Director's Deferred Compensation Account pursuant to the Retirement Plan Resolutions deferred in the form of cash is received on or before December 1, 1996, such Outside Director shall automatically be deemed to have elected to have such fees deferred in the form of Stock.

     3.4.  Equivalent Amount of Stock.

     (a) The number of whole shares of Stock to be distributed to any Outside Director, or credited to his or her Deferred Compensation Account (as defined in subsection 4.3) pursuant to a Deferral Election made in accordance with Section 4, by reason of his or her election pursuant to subsection 3.1 to receive Stock in lieu of Eligible Cash Fees or pursuant to subsection 3.3 shall be equal to:

          (i) the amount of the Eligible Cash Fees which the Outside Director has elected to have paid to him or her in shares of Stock or credited to his or her Company Stock Subaccount (as defined in subsection 4.3);

          DIVIDED BY

         (ii) (A)the Fair Market Value of a share of Stock as of the date on which such Eligible Cash Fees would otherwise have been payable to the Outside Director or (B) in the case of Eligible Cash Fees credited pursuant to the Retirement Plan Resolutions, the average Fair Market Value of a share of Stock for the twenty consecutive trading days ending December 31, 1996.

     (b) The Fair Market Value of any fractional share shall be paid to the Outside Director in cash; provided, however, that fractional shares subject to a Deferral Election filed in accordance with subsection 4.1 shall be deferred and credited to the Company Stock Subaccount.


                           SECTION 4
                           ---------

                       Deferral Elections
                       ------------------

     4.1.  Deferrals of Fees.

     (a) General. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Eligible Cash Fees otherwise payable to him or her for a calendar year commencing on or after January 1, 1995 (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to
          Section 3) until a future date (the "Distribution Date") specified by the Outside Director in his or her Deferral Election as of which payment of his or her Deferred Compensation Account attributable to amounts deferred pursuant to his or her Deferral Election shall commence in accordance with subsection 4.4; provided, however, that in no event shall the Distribution Date elected pursuant to this subsection 4.1(a) be different from the Distribution Date, if any, elected by the Outside Director pursuant to subsection 4.2. If no Distribution Date is specified in an Outside Director's Deferral Election or has otherwise been elected by the Outside Director pursuant to subsection 4.2, the Distribution Date shall be deemed to be the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Deferral Election shall be effective with respect to Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) otherwise payable to him or her for services rendered after the last day of the calendar year in which such election is filed with the Committee; provided, however, that except as provided in subsection 4.1(b):

          (i) a Deferral Election which is filed within 30 days of the date on which a director first becomes an Outside Director shall be effective with respect to all Eligible Cash Fees (including any Eligible Cash
               Fees that he or she has elected to receive in Stock pursuant to Section 3) otherwise payable to him or her after the date of the Deferral Election; and

         (ii) by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, a director may terminate or modify any Deferral Election as to Eligible Cash Fees payable for services rendered after the last day of the calendar year in which such notice is filed with the Committee; provided, however, that no modification may be made to the Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto.

Notwithstanding the provisions of paragraph (ii) next above, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto.

     (b)  Deferral of Eligible Cash Fees Credited Pursuant to
Retirement Plan Resolutions and Section 2.2.

          A Deferral Election shall be deemed to have been made and be effective automatically without the requirement of a written Deferral Election for the Eligible Cash Fees credited to the Plan pursuant to (i) the Retirement Plan Resolutions, the deferral of which is mandatory pursuant to the terms of such resolutions, and (ii) Section 2.2, the deferral of which is mandatory. The Distribution Date for such deferrals shall not be different than the Distribution Date selected pursuant to subsections 4.1(a) and 4.2; provided that in no event shall the Distribution Date for such Eligible Cash Fees be earlier than the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. In no event shall the Distribution Date pursuant to this subsection 4.1(b) be different from the Distribution Date for Deferred Stock Units pursuant to subsection 4.2.

     4.2. Deferral of Stock Awards and Deferred Stock Units. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Stock Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Stock Award which is otherwise to be made to him or her for 1996 and subsequent years until the Distribution Date; provided, however, that if no Distribution Date has been elected (or is deemed to have been elected) pursuant to subsection 4.1, the "Distribution Date" shall be the date specified by the Outside Director in his or her Stock Deferral Election or, if no such date is specified, the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Stock Deferral Election shall be effective with respect to Stock Awards otherwise to be made to him or her pursuant to subsection 2.1 after the last day of the calendar year in which such election is filed with the Committee; provided, however, that by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, an Outside Director may terminate or modify any Stock Deferral Election as to Stock Awards to be made after the last day of the calendar year in which such notice is filed with the Committee. No modification may be made to the Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto. Notwithstanding the provisions of this section, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto. The Distribution Date for Deferred Stock Units awarded pursuant to subsection 2.2 shall be established, and may be modified, in the same manner as the Distribution Date for Stock Awards as provided in this subsection 4.2; provided that in no event shall the Distribution Date for Deferred Stock Units be earlier than the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. Subject to the proviso to the preceding sentence, the Distribution Date for Deferred Stock Units awarded pursuant to subsection 2.2 shall be the same as the Distribution Date, if any, for Stock Awards pursuant to this subsection 4.2.

     4.3. Crediting and Adjustment of Deferred Amounts. The amount of any Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to
Section 3) deferred pursuant to subsection 4.1 or the Retirement Plan Resolutions ("Deferred Compensation"), and the amount of any Stock Award deferred by an Outside Director pursuant to a Stock Deferral Election and any Deferred Stock Unit (each, a "Stock Deferral"), shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Deferred Compensation Account"), which account shall consist of two subaccounts, one known as the "Cash Subaccount" and the other as the "Company Stock Subaccount." Any Stock Deferrals and Eligible Cash Fees that the Outside Director has elected or is deemed to have elected to receive in Stock pursuant to Section 3 and which he or she has also elected to defer pursuant to subsection 4.1 or is required to defer pursuant to subsection 2.2 or the Retirement Plan Resolutions shall be credited to his or her Company Stock Subaccount. Any other Deferred Compensation shall be credited to his or her Cash Subaccount. An Outside Director's Deferred Compensation Account shall be adjusted as follows:

     (a) As of the first day of February, May, August and November, and as of July 3, 1995 (each such date referred to herein as an "Accounting Date"), the Outside Director's Cash Subaccount shall be adjusted as follows:

          (i) first, the amount of any distributions made since the last preceding Accounting Date and attributable to the Cash Subaccount shall be charged to the Cash Subaccount;

         (ii) next, the balance of the Cash Subaccount after adjustment in accordance with subparagraph (i) above shall be credited with interest for the period since the last preceding Accounting Date computed at the prime rate as reported by The Wall Street Journal for the current Accounting Date, or if such date is not a business day, for the next preceding business day, except that, for the February 1, 1997 Accounting Date, the portion of the Cash Subaccount representing amounts credited pursuant to the last sentence of this paragraph
               (a) shall be credited with interest for only the period since December 31, 1996;

        (iii) next, on the Accounting Date occurring on July 3, 1995, the balance in the Cash Subaccount shall be charged with a distribution equal to that portion of the balance in the Cash Subaccount which is attributable to Eligible Cash Fees payable prior to the Effective Date which the Outside Director has elected to receive in Stock pursuant to
               Section 3 and which were credited to the Cash Subaccount pursuant to the Outside Director's Deferral Election (as adjusted in accordance with the terms of the Plan through July 3, 1995); and

         (iv) finally, after adjustment in accordance with the foregoing provisions of this paragraph (a), the Cash Subaccount shall be credited with the portion of the Deferred Compensation or Supplemental Benefit (as defined in the Retirement Plan Resolutions) otherwise payable to the Outside Director since the last preceding Accounting Date or, in the case of the Accounting Date occurring on February 1, 1995, subsequent to January 1, 1995, which is to be credited to the Cash Subaccount, excluding amounts previously credited pursuant to the following sentence.

In addition, as of the close of business on December 31, 1996, the Cash Subaccount shall be credited with the Eligible Cash Fees to be credited to such account pursuant to the Retirement Plan Resolutions which the Outside Director has elected to receive in cash.

     (b) The Outside Director's Company Stock Subaccount shall be adjusted as follows:

          (i) as of the Effective Date, the Company Stock Subaccount shall be credited with that number of stock units ("Stock Units") which is equal to the amount charged to the Cash Subaccount as of that date pursuant to subparagraph (a) (iii) next above, divided by the Fair Market Value of a share of Stock as of the Effective Date;

         (ii) as of any date on or after the Effective Date on which Eligible Cash Fees would have been payable to the Outside Director in Stock but for his or her Deferral Election, and as of December 31, 1996, in the case of the Eligible Cash Fees credited pursuant to the Retirement Plan Resolutions which the Outside Director has elected to take in Stock pursuant to Section 3, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock (including any fractional shares) to which he or she would have been entitled pursuant to Section 3;

        (iii) as of the date on which a Stock Award would be made to the Outside Director pursuant to subsection 2.1 but for his or her Stock Deferral Election, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock that would have been awarded to the Outside Director as of such date but for his or her Stock Deferral Election;

         (iv) as of December 31, 1997, and each December 31st thereafter, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of Deferred Stock Units awarded pursuant to subsection 2.2;

          (v) as of the date on which shares of Stock are distributed to the Outside Director in accordance with subsection 4.4 below, the Company Stock Subaccount shall be charged with an equal number of Stock Units; and

         (vi) as of the record date for any dividend paid on Stock, the Company Stock Subaccount shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying the number of Stock Units then credited to the Company Stock Subaccount by the amount of the cash dividend or the fair market value (as determined by the Board of Directors) of any dividend in kind payable on a share of Stock and dividing that product by the then Fair Market Value of a share of Stock.

In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Outside Director's Company Stock Subaccount shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

     4.4. Payment of Deferred Compensation Account. Except as otherwise provided in this subsection 4.4 or subsection 4.5, the balances credited to the Cash Subaccount and Company Stock Subaccount of an Outside Director's Deferred Compensation Account shall each be payable to the Outside Director in 10 annual installments commencing as of the Distribution Date and continuing on each annual anniversary thereof. Notwithstanding the foregoing, an Outside Director may elect, by filing a notice with the Committee at least one year prior to the Distribution Date, to change the number of payments to a single payment or to any number of annual payments not in excess of ten. Each such payment shall include a cash portion, if applicable, and a Stock portion, if applicable, as follows:

     (a) The cash portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Cash Subaccount shall be equal to the balance of the Cash Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

     (b) The Stock portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Company Stock Subaccount shall be distributed in whole shares of Stock, the number of shares of which shall be determined by rounding to the next lower integer the product obtained by multiplying the number of Stock Units then credited to the Outside Director's Company Stock Subaccount by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment. The Fair Market Value of any fractional share of Stock remaining after all Stock distributions have been made to the Outside Director pursuant to this paragraph (b) shall be paid to the Outside Director in cash.

Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in a lump sum as of any date. Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all of an Outside Director's Company Stock Subaccount to such Outside Director (or former Outside Director) in a lump sum as of any date or, if requested by an Outside Director who has elected to receive a lump sum, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in installments satisfying this subsection 4.4 as requested by the Outside Director (or former Outside Director).

     4.5. Payments in the Event of Death. If an Outside Director dies before payment of his or her Deferred Compensation Account commences, all amounts then credited to his or her Deferred Compensation Account shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death, in a lump sum. If an Outside Director dies after payment of his or her Deferred Compensation Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. Any amounts in the Cash Subaccount shall be distributed in cash and any amounts in the Company Stock Subaccount shall be distributed in whole shares of Stock determined in accordance with subsection 4.4(b), and the Fair Market Value of any fractional share of Stock shall be distributed in cash. For purposes of the Plan, the Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Committee prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.

     4.6. Multiple Distribution Dates. If, as a result of the applicable proviso to the penultimate sentence of subsection 4.1(b) or 4.2 (the "Multiple Distribution Date Rules"), there shall be more than one Distribution Date for an Outside Director's Cash Subaccount or Company Stock Subaccount, then the Company shall take all steps reasonably practicable to divide the respective subaccount into two separate subaccounts, so that the credits, charges and payments related to the different Distribution Dates are kept separate. In the event an Outside Director has attempted to elect more than one Distribution Date pursuant to the provisions of subsections 4.1 and 4.2 (other than under the circumstances contemplated by the preceding sentence), the following rules of construction shall apply:

     (a) the most recent Distribution Date election received by the Company in accordance with the Plan shall constitute a revocation of all prior Distribution
          Date elections; and

     (b) with respect to contemporaneous elections, elections made pursuant to subsection 4.2 shall take precedence over elections made pursuant to subsection 4.1, elections made pursuant to subsection 4.1(a) shall take precedence over elections made pursuant to subsection 4.1(b), and elections made with respect to Stock Awards shall take precedence over elections made with respect to Deferred Stock Units.


                           SECTION 5
                           ---------

                   Amendment and Termination
                   -------------------------

     While the Company expects and intends to continue the Plan, the Board of Directors of the Company reserves the right to, at any time and in any way, amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

     (a) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

     (b) except as provided in subsection 4.4 (relating to lump sum payments of amounts held in an Outside Director's Deferred Compensation Account) or this Section 5, materially alter or impair the rights of an Outside Director under the Plan without the consent of the Outside Director with respect to rights already accrued hereunder; or

     (c) make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.